Exhibit 10.4

CONTRATO INDIVIDUAL DE TRABAJO A TÉRMINO INDEFINIDO CON SALARIO INTEGRAL DIRECCIÓN, CONFIANZA Y MANEJO		INDIVIDUAL EMPLOYMENT AGREEMENT OF INDEFINITE DURATION WITH COMPREHENSIVE SALARY - A DIRECTIVE, TRUSTWORTHYAND MANAGEMENT POSITION

Nombre del Empleador	GRAN TIERRA ENERGY COLOMBIA LTD.	Employer Name	GRAN TIERRA ENERGY COLOMBIA LTD.
Domicilio del Empleador	Carrera 7 # 113-43 Of. 1502 Bogotá D.C., Colombia	Employer Domiciles	Carrera 7 # 113-43 Of. 1502 Bogotá D.C., Colombia
Nombre del Trabajador	Adrián Santiago Coral Pantoja.	Employee Name	Adrián Santiago Coral Pantoja
Dirección del Trabajador	Calle 113 A # 11B-49 Apto 304	Employee Address	Calle 113 A # 11B-49 Apto 304
Lugar y Fecha de Nacimiento	Barbacoas. 4 Abril 1973	Place and Date of Birth	Barbacoas, April 4, 1973
Cargo a desempeñar	Presidente	Position	President
Salario Integral Mensual	48.666.667,oo pesos	Monthly Comprehensive Salary	COP $ 48.666.667(fifty four million seven hundred fifty thousand Colombian pesos)
Períodos de Pago	Mes Vencido	Payment frequency	Monthly in Arrears
Fecha de iniciación de labores	Agosto cuatro (4) de 2.008	Work Starting Date	August 4, 2008
Fecha de Iniciación de Labores como Presidente	agosto 1 de 2014	Work Starting Date as President	August 1, 2014
Lugar donde desempeñará las labores	Bogotá D.C., Colombia	Location where work is to be performed	Bogotá D.C., Colombia
Ciudad donde ha sido contratado	Bogotá D.C., Colombia	City where hired	Bogotá D.C., Colombia

Entre los suscritos DUNCAN NIGHTINGALE Y ALEJANDRA ESCOBAR, mayores de edad y vecinos de Bogotá D.C., identificados con Cédula de Extranjería Nº 391.739 y Cédula de Ciudadanía Nº 52.646.943, quienes obran en calidad de Representantes Legales de GRAN TIERRA ENERGY COLOMBIA LTD., domiciliada en Bogotá D.C., que en adelante se denominará EL EMPLEADOR, por una parte, y ADRIÁN SANTIAGO CORAL PANTOJA, vecino de Bogotá D. C., identificado con la Cédula de Ciudadanía Nº 79’601.050 expedida en Bogotá, que en adelante se denominará EL TRABAJADOR, por la otra parte, hemos acordado modificar, efectivo desde el 1 de agosto de 2014, en su totalidad el contrato de trabajo suscrito el pasado 4 de agosto de 2008 y por tanto efectivo a partir del 1 de agosto de 2014 éste se regirá por las siguientes cláusulas:

By and between the undersigned, DUNCAN NIGHTINGALE AND ALEJANDRA ESCOBAR, of legal age, residents of Bogotá, D.C., identified with Foreign ID card number 391.739 issued and Colombian citizenship card number 52.646.943, in their capacity as Legal Representative of GRAN TIERRA ENERGY COLOMBIA LTD., domiciled in Bogotá, D.C., hereinafter known as EMPLOYER, on the one hand, and ADRIAN SANTIAGO CORAL PANTOJA, domiciled in Bogota, D.C., identified with Colombian citizenship ID card number 79,601,050 issued in Bogotá, hereinafter known as EMPLOYEE, on the other hand, an agreement has been reached to modify its entirety, effective as of August 1, 2014, the employment agreement signed last August 4, 2008. Thus the employment agreement between the parties shall, effective as of August 1, 2014,be governed by the following clauses:

PRIMERA: OBJETO. - EL TRABAJADOR se obliga para con EL EMPLEADOR, a incorporar a su servicio toda su capacidad normal de trabajo, de manera personal y exclusiva en el desempeño de sus funciones como Presidente, y Gerente General del Empleador especialmente las contenidas en el anexo A y en las anexas y complementarias que se originen en el mismo cargo, de conformidad con las órdenes e instrucciones que en forma verbal o escrita le impartan EL EMPLEADOR, la casa matriz del Empleador, o los representantes de la casa matriz del Empleador que se estimen necesarias para el desarrollo de sus funciones. EL TRABAJADOR se obliga a reportar al Chief Operating Officer de Gran Tierra Energy Inc. (“Gran Tierra”), la casa matriz del Empleador, o cualquier otra persona indicada por el Empleador. Igualmente se obliga a no prestar directa ni indirectamente servicios laborales a otros empleadores, ni a trabajar por cuenta propia en el mismo oficio, a no atender en horas de trabajo asuntos y ocupaciones distintas de las que EL EMPLEADOR le encomiende sin la previa autorización de éste, así como abstenerse de realizar fuera de la empresa, labores que afecten su salud y ocasionen desgastes de su organismo de forma tal que impidan una adecuada prestación de las labores contratadas.

1: PURPOSE -EMPLOYEE commits before EMPLOYER to personally and exclusively apply all of EMPLOYEE’s normal work capacity in the performance of his duties as President and General Manager of the EMPLOYER, especially in regard to those duties contained in Attachment A and any other supplementary duties that may arise from said position, per the verbal or written orders and instructions imparted by EMPLOYER, the home office of EMPLOYER, or the designee of the home office of the EMPLOYER, or those deemed necessary to discharge his duties. EMPLOYEE agrees to report to the Chief Operating Officer of Gran Tierra Energy Inc. (“Gran Tierra”), the ultimate parent company of EMPLOYER, who is hereby designated by EMPLOYER, or such other person as designated by EMPLOYER. He also undertakes to neither directly nor indirectly provide his services to any other employer, work for himself in the same trade, or work on different matters and occupations during working hours other than those entrusted to him by EMPLOYER, without the prior authorization of EMPLOYER, and also undertakes to refrain from any work performed outside the company that may affect his health and cause wear on his body such that it may prevent him from adequately performing the work contracted herein.

SEGUNDA: JORNADA DE TRABAJO. - EL TRABAJADOR se compromete a cumplir una jornada de Cuarenta y Ocho (48) horas semanales, en los turnos y dentro de los horarios que determine EL EMPLEADOR.

Parágrafo 1: No obstante lo anterior, dadas las funciones que desempeñará EL TRABAJADOR, éstas se consideran de DIRECCIÓN, CONFIANZA Y MANEJO, por lo tanto no estará sujeto a la jornada máxima legal.

2: WORK DAY -EMPLOYEE agrees to a 48-hour work week, distributed in shifts and schedules to be determined by EMPLOYER.

Paragraph 1: Notwithstanding the above, the duties of EMPLOYEE are deemed to be DIRECTION, TRUST AND MANAGEMENT duties and as such, EMPLOYEE shall not be subject to the maximum legal work day schedule.

TERCERA: LUGAR DE PRESTACIÓN DEL SERVICIO. - La labor aquí contratada la desarrollará EL TRABAJADOR en los lugares o sitios que para tal efecto le indique EL EMPLEADOR. Igualmente EL TRABAJADOR acepta cualquier orden de traslado que se le imparta para desempeñar otro cargo o función, siempre que dicho traslado no implique desmejora laboral o salarial.

3: PLACE WHERE SERVICES ARE TO BE RENDERED - The work contracted herein shall be performed by EMPLOYEE at the locations that EMPLOYER may determine. EMPLOYER also agrees to accept any transfer order that may be issued to him in order to perform any other position or duty, provided that any such transfer does not entail any downgrade regarding his work or salary.

CUARTA: SALARIO. - EL EMPLEADOR reconocerá y pagará como retribución por los servicios del TRABAJADOR, un SALARIO INTEGRAL Mensual por la suma de Cuarenta y ocho millones seiscientos sesenta y seis mil seiscientos sesenta y siete Pesos M/Cte ($48.666.667,oo), pagadero mes vencido, dentro del cual se encuentra incluida la remuneración de los descansos dominicales y festivos de que tratan los Capítulos I, II y III del Título VII del Código Sustantivo del Trabajo.

Parágrafo 1:El Salario Integral Mensual pactado compensa de antemano el valor del salario ordinario, trabajo suplementario o de horas extras, trabajo en dominicales y festivos, prestaciones sociales legales y extralegales, tales como cesantía, intereses a la misma, primas de servicio, bonificaciones anuales y demás prestaciones extralegales estipuladas en la empresa para sus colaboradores; además de las que se consagren durante la vigencia del presente contrato, inclusive subsidios o beneficios en especie, como alimentación y otros. En consecuencia, de acuerdo a lo señalado en el Artículo 18 de la Ley 50/90, EL TRABAJADOR sólo recibirá el Salario Integral Pactado. En el evento de que EL TRABAJADOR pacte y/o reciba primas, auxilios o bonificaciones extralegales, por cualquier causa, éstas no constituyen salario para ningún efecto legal o prestacional.

Parágrafo 2: Toda remuneración variable que llegue a recibir EL TRABAJADOR se entenderá distribuida así: El 82.5% que remunera la labor ordinaria y el 17.5% restante que remunera el descanso en días dominicales o festivos.

Parágrafo 3: Con base en lo previsto en el Artículo 128 del Código Sustantivo del Trabajo, subrogado por el Artículo 15 de la Ley 50 de 1.990, EL TRABAJADOR y EL EMPLEADOR han convenido que, además de lo previsto legalmente, tampoco tendrán carácter salarial en dinero o en especie para efectos del presente contrato, ni inciden por lo tanto en la liquidación de prestaciones sociales o créditos laborales, los siguientes: a) Eventuales bonos que EL TRABAJADOR pudiese recibir; b) Cualquier tipo de gasto y el respectivo reembolso por cuenta de gastos u otro medio cuando EL TRABAJADOR realice viajes de negocios en asuntos de EL EMPLEADOR; c) El vehículo blindado, los gastos de mantenimiento del mismo, de seguros y gasolina, y el trabajador tendrá 2 conductores asignados a su servicio; d) Los suministros en especie, tales como la alimentación, habitación o vestuario, lavado de ropas, los servicios de campamento y casino u otro servicio de cualquier naturaleza que EL EMPLEADOR otorgue o llegue a otorgar en el futuro al TRABAJADOR; y, e) el acceso a la acción del club el Rancho de la ciudad de Bogotá mientras que ocupe el cargo a que hace referencia el presente contrato así como el cargo fijo mensual de la acción que pague la empresa al referido club. Las partes aclaran que los gastos en que incurra el trabajador en el referido club, tales como alimentación, eventos, deportes, etc correrán por su propia cuenta.

4: SALARY -EMPLOYER agrees to acknowledge and pay, as remuneration for the services provided by EMPLOYEE, A COMPREHENSIVE MONTHLY SALARY of forty eight million, six hundred sixty six thousand, six hundred sixty seven Colombian pesos (COP$48,666,667) payable monthly in arrears, which shall include payment for Sundays and holidays as specified in Chapter I, II, and III, Title VII of the Substantive Labor Code.

Paragraph 1:The comprehensive monthly salary agreed to includes and compensates for the regular salary plus supplementary or overtime work, work performed on Sundays and holidays, legal and fringe benefits such as severance payments, severance payment interest, service bonuses, annual bonuses, and other extra-legal payments stipulated by the company for its employees, in addition to any that may be added during the term of this agreement, including subsidies or benefits paid in kind, such as food and others. Consequently and in accordance with what is provided for in Article 18 of Law 50/90, EMPLOYEE shall only receive the Comprehensive Salary agreed to. In the event EMPLOYEE agrees to and/or receives bonuses, aids, or extra-legal premiums of any kind, these may not be regarded as salary for any legal or social benefit purposes whatsoever.

Paragraph 2: Any variable remuneration EMPLOYEE may receive shall be understood to be allocated as follows: 82,5% as payment for regular work and the remaining 17,5% as payment for Sundays and holidays.

Paragraph 3: Based on Article 128 of the Substantive Labor Code as amended by Article 15 of Law 50/90, EMPLOYEE and EMPLOYER hereby agree that, aside from what is foreseen by law, the following shall not produce any effects as salary, neither in cash nor in kind, under this agreement, nor therefore affect the calculation and payment of social benefits or work credits: a) any eventual bonuses EMPLOYEE may receive; b) any type of expenses and the corresponding reimbursements for such expenses, or for any other item when EMPLOYEE undertakes business trips on EMPLOYER affairs; c) the armored vehicle, the maintenance expenses of same, its insurance, and gasoline, and EMPLOYEE shall have 2 drivers assigned to his service; d) supplies delivered in kind, such as food, housing, or clothing, laundry, camp and casino services, or other service of any type that EMPLOYER grants or may grant EMPLOYEE in the future; and e) access to the share ownership held in the social club El Rancho in the city of Bogotá, for as long as he holds the position referred to in this agreement, as well as payment of the monthly fee for this share ownership made by the company to said social club. The parties hereby clarify that the expenses incurred by EMPLOYEE at said club, such as for food, events, sports, etc., shall be paid for by EMPLOYEE.

QUINTA: JUSTAS CAUSAS DE TERMINACIÓN. - Son justas causas para dar por terminado el presente contrato de trabajo, el incumplimiento a cualquiera de las obligaciones aquí establecidas, así como las previstas en el Artículo 7º del Decreto 2351 de 1.965 y además por parte del EMPLEADOR las siguientes faltas que para el efecto se califican como graves: a) La violación grave por parte del TRABAJADOR de cualquiera de sus obligaciones legales, contractuales o reglamentarias; b) La no asistencia al trabajo, sin excusa suficiente a juicio del EMPLEADOR, por dos veces dentro de un mismo mes calendario; c) La ejecución por parte del TRABAJADOR de labores remuneradas al servicio de terceros sin autorización del EMPLEADOR; d) Las repetidas desavenencias con compañeros de trabajo; e) El incumplimiento de las obligaciones de confidencialidad contenidas en la cláusula novena del presente contrato; f) El hecho que EL TRABAJADOR llegue embriagado al trabajo o bajo los efectos de sustancias alucinógenas o que alteren el sistema nervios o ingiera bebidas embriagantes o las referidas sustancias en el sitio de trabajo, aún por la primera vez; g) El hecho de que EL TRABAJADOR abandone el sitio de trabajo sin el permiso de sus superiores o sin una clara justificación; h) La no asistencia a una sesión completa de la jornada de trabajo, o más, sin excusa suficiente a juicio del EMPLEADOR salvo fuerza mayor o caso fortuito. i) participar en cualquier acto que implique fraude o deshonestidad en contra del empleador. j) participar en cualquier acto de deshonestidad en contra del empleador que pretenda un enriquecimiento propio. k) obtener cualquier provecho personal para el ejecutivo o uno de sus miembros familiares a expensas del empleador, sin el previo consentimiento escrito del empleador. l) Incumplir cualquier política que rija al interior de la compañía para sus empleados. m) causar un daño intencional a la propiedad del empleador. n) conductas en que incurra el empleado que con base en la buena fe del Empleador demuestren falta de competencia para prestar el servicio. En estos eventos el empleador deberá dar aviso al trabajador describiendo la naturaleza de la falta de competencia, caso en el cual el empleado contará con 10 días para tomar los correctivos del caso si es que hay lugar a ello.

5: TERMINATION FOR JUST CAUSE- The following are deemed just causes for termination of the agreement: nonperformance of any of the obligations set forth herein, as well as those provided for in Article 7 of Decree 2351 of 1965 and, in addition, on the part of EMPLOYER, the following reasons, which shall be regarded as serious grounds: a) serious violation by EMPLOYEE of any of his legal, contractual, or regulatory obligations; b) failure to appear at work without proper excuse according to EMPLOYER, on any 2 occasions during the same calendar month; c) performance by EMPLOYEE of remunerated work in favor of third parties without the authorization of EMPLOYER; d) repeated disagreements with co-workers; e) noncompliance with the confidentiality obligations contained in Clause 9 to this agreement; f) EMPLOYEE being in the workplace while under the influence of alcohol or drugs or consuming alcohol or illegal drugs or abusing prescribed drugs in the workplace, even for the first time; g) EMPLOYEE abandoning the workplace without the permission of his superiors, or with no clear justification; h) failure to appear at work for a full work day or more without a proper excuse according to EMPLOYER, except for instances of force majeure or acts of God; i) participating in any fraudulent or dishonest acts committed against EMPLOYER; j) participating in any dishonest acts committed against EMPLOYER for the sake of self-gain; k) obtaining any personal gain for the executive or any of his family members at the expense of EMPLOYER without the prior written consent of EMPLOYER; l) non-compliance with internal company policy concerning employees; m) causing intentional damage to the property of EMPLOYER; n) any conduct by EMPLOYEE that in the good faith and reasonable determination of EMPLOYER demonstrates EMPLOYEE is unfit to provide the service, in which case EMPLOYER shall provide notice to EMPLOYEE describing the nature of the unfitness, in which case EMPLOYEE shall have 10 days to cure such unfitness, if it is capable of being cured.

Parágrafo 1: EL TRABAJADOR declara conocer todas las políticas corporativas del Empleador y de su casa matriz y se compromete a cumplir con las obligaciones contenidas en dichas políticas corporativas, incluidas pero no limitadas a las siguientes: Política de Ética y Conducta en los Negocios, Conformidad con el Acta de Prácticas Corruptas en el Extranjero, Política de uso de Computadores, Política de Alcohol y Drogas, Política de Salud Ocupacional y Seguridad Industrial, Reglamento Interno de Trabajo. La violación de dichas obligaciones también podrá dar lugar a la terminación del contrato de trabajo con justa causa.

Parágrafo 2: Las partes acuerdan que en el evento en que el contrato termine por decisión del empleador y sin justa causa, el trabajador tendrá derecho a: (i) a la indemnización legal, o (ii) un monto equivalente al último salario básico y a la suma equivalente a los bonos pagados al Trabajador durante los últimos12 meses inmediatamente anteriores a la terminación del contrato de trabajo, según lo que le resulte más favorable entre (i) y (ii). Esta suma será cancelada dentro de los 30 días siguientes a la terminación del contrato de trabajo.

Parágrafo 3: En el siguiente evento el TRABAJADOR podrá dar porterminado su contrato de trabajo por causas imputables AL EMPLEADOR y como consecuencia de ello podrá acceder a la indemnización consagrada en el parágrafo anterior:

-La ocurrencia de un cambio de control en Gran Tierra, según lo definido en uno de los siguientes eventos:

a - la disolución o liquidación o la venta de todos los activos de Gran Tierra, o los que sean imprescindibles para el desarrollo de su objeto social;

b- una fusión o integración la cual implique la desaparición legal de Gran Tierra;

c-una fusión en la que Gran Tierra mantenga su identidad jurídica pero sus acciones comunes sean transformadas antes de la fusión, pero por virtud de la misma, en otro tipo de activo, bien sea acciones, efectivo o cualquier otro.

d - La adquisición por cualquier persona, entidad o grupo de acuerdo con lo establecido en la sección 13(d) o 14(d) del “Exchange Act”, o cualquier otra disposición aplicable (excepto que exista un plan de beneficios para los empleados que cubra este evento, o fondo relacionado para el efecto, patrocinado o a cargo de Gran Tierra o de cualquiera de sus matrices o subordinadas) a los compradores (según lo establecido en la norma 13d-3 emitida de acuerdo con el “Exchange Act”, o norma aplicable) de las acciones de Gran Tierra que representen por lo menos el 50% de quienes tienen derecho a voto en las elecciones de directores de Gran Tierra.

Para que EL TRABAJADOR pueda acceder a la indemnización aquí prevista deberá notificar su inconformidad dentro de los 30 días siguientes a la ocurrencia del hecho, con el fin de que el empleador pueda tomar las medidas necesarias para subsanarlo dentro de los 10 días siguientes. En caso de que el empleador, dentro del término de 10 días previsto, determine que los hechos denunciados en efecto ocurrieron y no pueda subsanar los mismos, procederá con la terminación del contrato de trabajo y el pago de la indemnización prevista en el parágrafo anterior.

Paragraph 1: EMPLOYEE declares he is aware of all of the Corporate Policies of EMPLOYER and undertakes to comply with the obligations contained in all such Corporate Policies including but not limited to: Business Ethics and Business Conduct; Compliance with Foreign Corrupt Practices Act; Computer Use Policy; Drugs and Alcohol Policy; Occupational Health and Industrial Safety Policy; Internal Work Regulations. Violation of these obligations may also give rise to termination of the agreement for just cause.

Paragraph 2: The parties agree that in the event the agreement is terminated by EMPLOYER without just cause, EMPLOYEE shall be entitled either to (i) the legal compensation, or(ii)an amount equal to the basic salary and bonus paid to EMPLOYEE during the 12 months immediately prior to the said termination, whichever is more favorable to EMPLOYEE. This sum shall be paid within 30 days following termination of the agreement.

Paragraph 3:In the following cases EMPLOYEE may terminate the agreement for reasons that may be attributed to EMPLOYER, and may therefore access the compensation contained in the previous paragraph:

A change in control of Gran Tierra, the , which shall be defined as one of the following events:

a - The dissolution or liquidation or sale of all its assets of Gran Tierra or of those that are essential to the pursuit of its corporate purpose;

b - A merger or consolidation in which Gran Tierra is not the surviving corporation;

c - A reverse merger in which Gran Tierra maintains its legal identity but its common stock is transformed prior to the merger, by virtue of same, into a different asset, whether shares, cash or any other type;

d - The acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by Gran Tierra or any affiliate of Gran Tierra) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of Gran Tierra representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors of Gran Tierra.

To be able to access the indemnity contemplated herein, EMPLOYEE must report his disconformity within the 30 days following its occurrence, so that EMPLOYER may adopt the measures required to remedy same within the following 10 days. If within said 10 day period EMPLOYER determines that the reported facts in effect occurred and is unable to remedy same, he shall proceed to terminate the employment agreement and pay the compensation foreseen in the previous paragraph.

SEXTA: DURACIÓN - Según se indicó en el encabezado del presente documento, el contrato tendrá duración indefinida.

SÉPTIMA: VIGENCIA Y MODIFICACIÓN.

- El presente contrato reemplaza en su integridad y deja sin efecto alguno cualquier otro contrato verbal o escrito celebrado entre las partes con anterioridad. En consecuencia, las partes manifiestan que no reconocerán validez a estipulaciones verbales relacionadas con el presente contrato el cual constituye el acuerdo completo y total acerca de su objeto, de tal forma que cualquier modificación que sufra el presente contrato deberá hacerse constar por escrito.

OCTAVA: DESCUBRIMIENTOS. - Los descubrimientos e invenciones y las mejoras en los procedimientos, lo mismo que todos los trabajos y consiguientes resultados en la actividad del TRABAJADOR o cuando por la naturaleza de sus funciones haya tenido acceso a secretos o investigaciones confidenciales, quedarán de propiedad exclusiva del EMPLEADOR. Además tendrá éste último derecho a hacer patentar a su nombre o a nombre de terceros esos inventos o mejoras, para lo cual EL TRABAJADOR accederá a facilitar el conocimiento oportuno de las correspondientes formalidades y a dar su firma y extender los poderes y documentos necesarios para tal fin, según y cuando se lo solicite EL EMPLEADOR, sin que éste quede obligado al pago de compensación alguna.

6: TERM- As stated in the header to this agreement, the duration of the agreement shall be indefinite.

7: VALIDITY AND AMENDMENT- This agreement fully replaces and renders without effect any other prior oral or written agreement entered into by the parties. Consequently the parties hereby state that they shall not acknowledge as valid oral stipulations related to this agreement, which constitutes the full and complete agreement [entered into by and between the parties] regarding its purpose, and that any amendment to the agreement must be made in writing.

8: DISCOVERIES - All Discoveries and inventions and improvements made in procedures, as well as all works and subsequent results obtained as part of the activities of EMPLOYEE, or those accessed when due to the nature of his duties, EMPLOYEE is able to access secrets or confidential research, shall remain the exclusive property of EMPLOYER. In addition, EMPLOYER shall be entitled to patent those inventions or improvements in his name or in the name of third parties, and to this end EMPLOYEE agrees to provide timely information about relevant formalities and to sign and provide the necessary powers and documents to that effect, as and when requested by EMPLOYER, without requiring EMPLOYER to pay any compensation whatsoever.

NOVENA: CONFIDENCIALIDAD. - Adicionalmente a las obligaciones especiales a que se refiere el Artículo 58 del Código Sustantivo del Trabajo y a las que en forma específica se hayan pactado en otras cláusulas de presente contrato de trabajo, EL TRABAJADOR se obliga a mantener en forma confidencial la información que en relación con EL EMPLEADOR y, especialmente, información de los proyectos, contratos o servicios que sea entregada, o divulgada al TRABAJADOR, o utilizada y desarrollada por éste. En tal sentido la información que se entrega al TRABAJADOR en relación con los proyectos, contratos o servicios del EMPLEADOR, debe ser utilizada exclusivamente para el cumplimiento y desarrollo de las funciones contratadas. Cualquier otro uso o destinación que se le dé a la misma tendrá que ser autorizada previamente por EL EMPLEADOR.

Parágrafo 1: Para los efectos de la presente cláusula se entenderá por información: Documentos, Facturas, Pedidos, Modelos, Contratos, Cotizaciones, Conversaciones, Estudios, Evaluaciones, Compilaciones, Datos, Análisis, Diseños, Grabaciones, Archivos, Interpretaciones de cualquier tipo, carácter o naturaleza, relativos a la factibilidad para la realización de los Proyectos, Contratos o Servicios desarrollados por EL EMPLEADOR, sus matrices, filiales y subordinadas, incluyendo Gran Tierra. La enunciación anterior no es taxativa.

Parágrafo 2:La violación de las obligaciones o prohibiciones a que se refiere la presente cláusula, podrá dar lugar a la imposición de sanciones disciplinarias o a la terminación del contrato de trabajo con justa causa, según la gravedad de la falta. No obstante lo anterior, en el evento en que EL TRABAJADOR incumpla su obligación de mantener en forma confidencial la información, sin perjuicio de las sanciones disciplinarias o la posibilidad de dar por terminado su contrato de trabajo con justa causa, EL EMPLEADOR podrá también exigir y/o reclamar el pago de la indemnización por la totalidad de los perjuicios que le pueda generar la violación.

Parágrafo 3: La obligación de confidencialidad a que se refiere la presente cláusula subsistirá después de la terminación del contrato de trabajo y sin importar la causa que haya dado lugar a dicha terminación.

9: CONFIDENTIALITY - In addition to the special obligations referred to in Article 58 of the Substantive Labor Code, and to those specifically agreed to in other clauses to this employment agreement, EMPLOYEE agrees to maintain as confidential [all] information related to EMPLOYER, especially information regarding projects, agreements or services delivered or released to EMPLOYEE, or used and developed by same. In this sense, the information provided to EMPLOYEE regarding the projects, agreements or services of EMPLOYER shall be used exclusively to comply with and develop the obligations contracted. Any other use or purpose given to same requires the prior authorization of EMPLOYER.

Paragraph 1: For the purposes of the present clause, the following shall be understood as information: documents, invoices, purchase orders, models, agreements, quotes, conversations, studies, evaluations or assessments, compilations, data, analysis, designs, recordings, files, interpretations of any kind, character, or nature related to the feasibility of undertaking projects, agreements or services developed by EMPLOYER or its affiliated companies, including Gran Tierra. This list is not limited.

Paragraph 2: Breach of the obligations or prohibitions referred to in this clause may give rise to the imposition of disciplinary sanctions or termination of the employment agreement for just cause, depending on the gravity of the breach. Notwithstanding the above, if EMPLOYEE fails to comply with his obligation to maintain information confidentially, without prejudice to disciplinary sanctions or to the possibility of terminating the employment agreement for just cause, EMPLOYER may also demand and/or claim payment of compensation for the entirety of the damages that the breach may cause.

Paragraph 3: The obligation to maintain confidentiality referred to in this clause shall subsist after termination of the employment agreement, regardless of the cause for such termination.

DÉCIMA:El trabajador reconoce que la realización de sus tareas, deberes y responsabilidades, según se define en el contrato, le otorgan la calidad de trabajador de dirección, confianza y manejo y que por tanto tendrá acceso a información relevante y confidencial del empleador y de igual forma desarrollará y adquirirá experiencia y conocimiento respecto de todos los servicios y negocios llevados a cabo por empleador, sus sociedades matrices, filiales o subordinadas, incluyendo Gran Tierra . Por lo expuesto las partes acuerdan que ese conocimiento y experiencia se debe usar única y exclusivamente en el seguimiento de los intereses del negocio del empleador, y sus matrices, filiales o subordinadas, incluyendo Gran Tierra y en ningún caso en detrimento de ellos y por tanto se obliga en no participar en ninguna práctica o negocio que compita directa o indirectamente con el giro ordinario de los negocios del empleador y sus matrices, filiales o subordinadas, incluyendo Gran Tierra, obligación que deberá cumplir tanto en vigencia del contrato como con posterioridad a su terminación.

10: EMPLOYEE acknowledges that his duties and responsibilities under this agreement place him in the condition of being a directive, trustworthy and management employee of the EMPLOYER, pursuant to which EMPLOYEE will access relevant and confidential information of the EMPLOYER, and its affiliated companies, including Gran Tierra, and develop and acquire experience and knowledge about all aspects of the services and businesses conducted by EMPLOYER, and its affiliated companies, including Gran Tierra. Therefore the parties hereby agree that this knowledge and experience shall be used solely and exclusively in furtherance of the business interests of EMPLOYER, and its affiliated companies, including Gran Tierra, and not, under any circumstance, in any way that is detrimental to them. EMPLOYEE therefore agrees to refrain from participating in any practice or business that may directly or indirectly compete with the ordinary course of business or EMPLOYER, and its affiliated companies, including Gran Tierra, and to comply with this obligation during the term of this agreement as well as subsequently after its termination.

DÉCIMO PRIMERA - IMPLEMENTOS DE TRABAJO: En caso de que, dentro de los implementos de trabajo, EL EMPLEADOR suministre al TRABAJADOR un computador personal, éste reconoce y acepta que se otorga para fines exclusivamente laborales, esto es, con el objeto de darle asistencia en la búsqueda y desarrollo, esfuerzo promocional, comunicaciones generales y cualquier otro asunto relacionado con el trabajo. En tal sentido, el correo electrónico y otras formas disponibles de acceso a Internet deben ser utilizados únicamente por motivos de negocios y son consideradas herramientas de trabajo, motivo por el cual se encuentra totalmente prohibido su uso para efectos distintos de los que se relacionen con las funciones inherentes a su cargo o las que le sean encomendadas.

Parágrafo 1:De acuerdo con lo anterior, EL TRABAJADOR reconoce y acepta que su correo electrónico al igual que la red de comunicaciones no son privados ni de su uso personal, autorizando expresa e irrevocablemente al empleador para monitorear y revisar sus comunicaciones en el computador, cada vez que se estime necesario.

Parágrafo 2: Queda absolutamente prohibida la transferencia, copia o reproducción de archivos, software, imágenes o textos de Internet, páginas o carteleras públicas al computador o a la red de datos de la compañía. Para proceder a transferir, copiar y reproducir archivos autorizados o relacionados con las funciones asignadas, deberá revisarse previamente a través del antivirus correspondiente. EL TRABAJADOR se compromete a que el computador asignado y la red de datos de la compañía no serán utilizados para el acceso, exhibición, copia, circulación, almacenamiento o distribución de información pornográfica, racista, sexista o que induzca al delito ni para la difusión de otros materiales políticamente sensibles, disponibles a través de Internet o para el almacenamiento de archivos de tipo MP3 que congestionen el buen funcionamiento del equipo. En éste mismo sentido, queda especialmente prohibida la proyección, reproducción y almacenamiento de imágenes pornográficas, racistas, sexistas o que inciten a la violencia, al igual que la circulación de material ilegal o inmoral sacado de Internet.

Parágrafo 3:EL TRABAJADOR conoce, acepta y autoriza al EMPLEADOR para que éste, utilizando los sistemas magnetofónicos correspondientes, monitoree y grabe todas y cada una de las conversaciones telefónicas que el primero sostenga desde o con las instalaciones del EMPLEADOR. Adicionalmente, de forma incondicional e irrevocable, EL TRABAJADOR autoriza al EMPLEADOR para que utilice las cintas respectivas, sin ningún tipo de requerimiento previo, con cualquiera de las siguientes finalidades: a) Para presentarlas como prueba en cualquier tipo de procesos administrativos, judiciales, arbitrales, de amigables componedores o en audiencias de conciliación, en los que EL EMPLEADOR, uno de sus socios, contratantes o contratistas sean parte; b) Para fines probatorios cuando las autoridades judiciales las requieran; c) Para fines probatorios en cualquier tipo de procesos, actuaciones o investigaciones administrativas iniciadas por cualquier autoridad estatal; d) Para constatar el cabal cumplimiento de los deberes, obligaciones y responsabilidades legales y contractuales a cargo del TRABAJADOR.

11: WORK IMPLEMENTS If as part of his work implements EMPLOYEE is given a personal computer by EMPLOYER, EMPLOYEE acknowledges and accepts that said computer is provided exclusively for work purposes, that is, in order to assist him in search and development activities, promotional efforts, general communications, and for any other matters that are work related. As such, email and other available forms of Internet access must be used solely for business purposes and shall be regarded as work tools. For this reason, the use of same for purposes other than those related to the functions of his position or those entrusted to him is strictly forbidden.

Paragraph 1: In accordance with the above, EMPLOYEE acknowledges and accepts that his email and the communications network are not private nor intended for his personal use, and expressly and irrevocably authorizes EMPLOYER to monitor and review his communications on the computer whenever EMPLOYER may consider it necessary to do so.

Paragraph 2: Transferring, copying or reproducing Internet files, software, images or text or public websites or posts to the company computer or company data network is strictly forbidden. In order to transfer, copy, and reproduce authorized files or files related to the duties assigned to EMPLOYEE, said files must be first checked by the relevant antivirus software. EMPLOYEE agrees that the computer assigned to him and the company data network may not be used to access, display, copy, circulate, store or distribute pornographic, racist, or sexist material or information that incites crime, nor to disclose other politically sensitive material available through the Internet or store MP3 files that may obstruct the proper operation of equipment. In this same sense, projecting, reproducing and storing pornographic, racist or sexist images or images that incite violence, as well as circulating illegal or immoral material taken from the Internet, is especially forbidden.

Paragraph 3: EMPLOYEE hereby acknowledges that he knows, accepts and authorizes EMPLOYER so that EMPLOYER may, using relevant magnetic tape systems, monitor and record each and every telephone conversation EMPLOYEE may hold from or with EMPLOYER facilities. In addition EMPLOYEE unconditionally and irrevocably authorizes EMPLOYER to use the respective recordings without any prior requirement, for any of the following purposes: a) submit them as evidence in any administrative, judicial, arbitration or friendly component proceedings or settlement hearings in which EMPLOYER or any of its partners, contracting parties, or contractors are a party; b) for evidence purposes when so required by judicial authorities; c) for evidence purposes in any type of proceeding, action or administrative investigation initiated by any government authority; d) to demonstrate full compliance with the legal and contractual duties, obligations and responsibilities of EMPLOYEE.

 DÉCIMO SEGUNDA - SEGUROS:

 (a) El Empleador garantizará que Gran Tierra adquiera y mantenga, durante la vigencia del período en que el Ejecutivo se desempeñe como director o funcionario de Gran Tierra o de una matriz, filial o subordinada de Gran Tierra y por un periodo de dos (2) años contados a partir de la fecha en que el Ejecutivo deje de desempeñarse como directivo o funcionario de Gran Tierra o de una matriz, filial o subordinada, de Gran Tierra, un seguro de responsabilidad civil para directores y funcionarios en beneficio del Ejecutivo y de sus sucesores, albaceas, administradores y otros representantes legales, de forma que el cubrimiento de seguros de dicho Ejecutivo sea en todo momento como mínimo igual o superior al de cualquier otro cubrimiento de seguros que adquiera y mantenga Gran Tierra en beneficio de sus actuales directores y funcionarios de ese momento, de tiempo en tiempo.

            (b) Si por cualquier razón la aseguradora de los directores o funcionarios sostiene que el Ejecutivo o sus sucesores, albaceas, administradores u otros representantes legales están sujetos a un deducible en cualquiera de los seguros de responsabilidad civil actuales o futuros de los directores y funcionarios adquiridos y mantenidos por Gran Tierra en beneficio del Ejecutivo y sus sucesores, albaceas, administradores y otros representantes legales, Gran Tierra pagará dicho deducible por y en nombre del Ejecutivo o de sus sucesores, albaceas, administradores u otros representantes legales, según sea el caso.

(C)Vigencias.

Las disposiciones de las subsecciones (a) y (b) del presente Contrato se mantendrán vigentes con posterioridad a la terminación del mismo o a la terminación del vínculo del Ejecutivo con Gran Tierra y dichas disposiciones seguirán plenamente vigentes de conformidad con dicho Contrato de Indemnización y con las disposiciones del presente Contrato en beneficio del Ejecutivo.

12 - INSURANCE:

(a) EMPLOYER shall cause Gran Tierra to purchase and maintain, throughout the period during which the Executive is performing as director or officer of Gran Tierra or an affiliated company of Gran Tierra and for a period of two years after the date the Executive ceases to perform as such a director or officer, directors’ and officers’ liability insurance for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, such that the Executive’s insurance coverage is, at all times, at least equal to or better than any insurance coverage Gran Tierra purchases and maintains for the benefit of its then current directors and officers, from time to time.

(b) If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Executive or the Executive’s heirs, executors, administrators or other legal representatives are subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by Gran Tierra for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, Gran Tierra shall pay the deductible for and on behalf of the Executive or the Executive’s heirs, executors, administrators or other legal representatives, as the case may be.

(c) Survival

The provisions of subsections (a) and (b) of this Agreement shall survive the termination of this Agreement or the employment of the Executive with Gran Tierra and such provisions shall continue in full force and effect in accordance with such Indemnification Agreement and the provisions of this Agreement for the benefit of the Executive.

DÉCIMA TERCERA: DIRECCIONES Y NOTIFICACIONES. - En el encabezado de éste contrato EL TRABAJADOR ha suministrado y anotado la dirección actual de su residencia permanente. Toda notificación que EL EMPLEADOR tuviere que hacerle a EL TRABAJADOR en razón del desarrollo o terminación del presente contrato, se entenderá válida y legalmente hecha si se dirige a la dirección de EL TRABAJADOR que figura en las oficinas de EL EMPLEADOR. En caso de cambio de residencia EL TRABAJADOR está obligado a avisar dicha circunstancia a EL EMPLEADOR dentro de los cinco (5) días siguientes a dicho cambio, de no hacerlo se entenderá que siguen rigiendo para todos los efectos legales los datos que posee EL EMPLEADOR.

13: ADDRESSES AND NOTICES -EMPLOYEE has provided the address of his permanent residence in the header to this agreement. All notices sent by EMPLOYER to EMPLOYEE in the course of or upon termination of this agreement shall be understood as valid and legally made if sent to the EMPLOYEE address registered at the offices of EMPLOYER. In the event EMPLOYEE changes his address, he is required to report this change to EMPLOYER within the 5 days following such change. If he fails to do so, the data held by EMPLOYER shall for all legal purposes be understood as the data that are still in force.

Para constancia de todo lo anterior, se firma el presente contrato de trabajo en la ciudad de Bogotá D.C., a los “31” días del mes de Julio de 2014.

GRAN TIERRA ENERGY COLOMBIA LTD:

/s/ Duncan Nightingale
DUNCAN NIGHTINGALE

/s/ Alejandra Escobar
ALEJANDRA ESCOBAR

EL EMPLEADO,

/s/ Adrian Santiago Coral Pantoja
ADRIÁN SANTIAGO CORAL
PANTOJA

________________   ________________
TESTIGOS         TESTIGO

/s/ Alvaro Castaño

In witness hereof, this agreement is signed in the city of Bogotá, D.C. on “31” July, 2014.

GRAN TIERRA ENERGY COLOMBIA LTD:

/s/ Duncan Nightingale
DUNCAN NIGHTINGALE

/s/ Alejandra Escobar
ALEJANDRA ESCOBAR

EL EMPLEADO,

/s/ Adrian Santiago Coral Pantoja
ADRIÁN SANTIAGO CORAL
PANTOJA

________________   ________________
WITNESS         WITNESS

/s/ Alvaro Castaño

ANEXO A

Deberes y Responsabilidades del Presidente y Gerente General del Empleador.

El Presidente y Gerente General de Gran Tierra Energy Colombia reportará directamente a la persona designada por el Empleador (el “Designado”). Actualmente el designado ocupa el cargo de Chief Operating Officer/Gerente de Operaciones de Gran Tierra.

Liderazgo Estratégico - formular y recomendar estrategias al Designado para maximizar el valor de la acción y el éxito a largo plazo del Empleador en Colombia; implementar planes de capital y operativos; identificar los riesgos principales del negocio del Empleador y tomar los pasos adecuados para manejar esos riesgos; mantener al Designado informado de todos los asuntos significativos operacionales, financieros y demás en relación con el Empleador. Mantener una relación fuerte con la oficina principal de Gran Tierra.

Liderazgo Técnico - asegurar un acercamiento riguroso y disciplinado al trabajo técnico del Empleador en relación con la geología, geofísica, ingeniería y disciplinas relacionadas; animar la innovación técnica la imaginación y el pragmatismo.

Liderazgo Financiero - desarrollar compromiso anual de capital y presupuestos de gastos para aprobación del Designado; desarrollar proyecciones operativas anuales; autorizar el compromiso de fondos sancionados por el Designado y la junta directiva de Gran Tierra; autorizar el compromiso de contratos, transacciones, y arreglos en el curso ordinario del negocio; tomar los pasos razonables para asegurar que los activos del Empleador la Sociedad están debidamente salvaguardados.

Liderazgo Administrativo - desarrollar y mantener una estructura organizacional efectiva; asegurarse que todos los miembros de la organización tengan responsabilidades claras; reclutar y retener el talento clave y desarrollar una experiencia fuere dentro de la organización.

Liderazgo Público - mantener una comunicación efectiva y relaciones adecuadas con las autoridades gubernamentales anfitrionas, ministros, asociados industriales, comunidades, inversionistas, y otros interesados del país; manejar las interacciones entre la Sociedad y el público de Colombia.

Liderazgo de Cumplimiento - establecer el control efectivo y los mecanismos de coordinación para todas las operaciones y actividades del Empleador en Colombia, en coordinación y con el soporte con aquellos controles y procedimientos establecidos por Gran Tierra; tomar los pasos razonables para asegurar la operación segura y eficiente del Empleador y sus empleados/trabajadores; asegurar que todas las operaciones y actividades estén en cumplimiento con las leyes, regulaciones y código de conducta y ética de negocios del Empleador, y demás políticas y prácticas aprobadas por Gran Tierra; fomentar una cultura corporativa de alto desempeño que promueva prácticas éticas y anime la integridad y responsabilidad individual y corporativa.

ATTACHMENT A

Duties and Responsibilities of the President and General Manager of the EMPLOYER

The President and General Manager of the EMPLOYER shall report directly to the person designated by EMPLOYER (the “Designee”). At this time such individual is designated to be the Chief Operating Officer of Gran Tierra.

Strategic Leadership - Design and recommend strategies to the Designee in order to maximize shareholder value and the long-term success of EMPLOYER in Colombia; implement capital and operating plans; identify the main risks to the business of EMPLOYER and take appropriate steps to manage those risks; keep the Designee informed of all significant operational, financial, and other matters relevant to the EMPLOYER. Maintain a strong relationship with the home office of Gran Tierra.

Technical Leadership - Ensure a rigorous and disciplined approach to the technical work of EMPLOYER regarding geology, geophysics, engineering and related disciplines; encourage technical innovation, imagination, and pragmatism.

Financial Leadership - Develop the annual capital commitment and expenditure budgets for approval by the Designee; develop annual operating forecasts; authorize the commitment of funds sanctioned by the Designee and the Board of Directors of Gran Tierra; authorize entering into contracts, transactions and arrangements during the normal course of business; taking reasonable steps to ensure that the assets of EMPLOYER are properly safeguarded.

Administrative Leadership - Develop and maintain a sound and effective organizational structure; ensure that all members of the organization have clear responsibilities; recruit and retain key talent and develop strong expertise within the organization.

Public Leadership - Maintain effective communications and appropriate relationships with host government authorities, ministers, industry associates, communities, investors, and other in-country stakeholders; manage interaction between EMPLOYER and the public in Colombia.

Compliance Leadership - Establish effective control and coordination mechanisms for EMPLOYER operations and activities in Colombia, in coordination with and with the support of the controls and procedures established by Gran Tierra; take reasonable steps to ensure the safe and efficient operations of EMPLOYER and its employees/workers; ensure that all operations and activities are in compliance with the laws, regulations, and code of business conduct and ethics of the EMPLOYER and other policies and practices approved by Gran Tierra; foster a corporate culture of high performance that promotes ethical practices and encourages individual and corporate integrity and responsibility.

GRAN TIERRA ENERGY COLOMBIA LTD: /s/ Duncan Nightingale DUNCAN NIGHTINGALE /s/ Alejandra Escobar ALEJANDRA ESCOBAR EL EMPLEADO, /s/ Adrian Santiago Coral Pantoja ADRIÁN SANTIAGO CORAL PANTOJA	GRAN TIERRA ENERGY COLOMBIA LTD: /s/ Duncan Nightingale DUNCAN NIGHTINGALE /s/ Alejandra Escobar ALEJANDRA ESCOBAR EMPLOYEE: /s/ Adrian Santiago Coral Pantoja ADRIÁN SANTIAGO CORAL PANTOJA